UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
February 17, 2006

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	72-1440714 (I.R.S. Employer Identification No.)

400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of Principal Executive Offices)	70508 (Zip Code)
Commission File Number: 0-019020
Registrant’s telephone number, including area code: (337) 232-7028
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On February 17, 2006, PetroQuest Energy, Inc. (the “Company”) announced net income for the quarter ended December 31, 2005 of $8,320,000 or $0.17 per share, compared to fourth quarter 2004 net income of $4,999,000 or $0.11 per share. Net cash flow provided by operating activities before working capital changes for the fourth quarter of 2005 was $27,709,000, as compared to $16,696,000 for the comparable 2004 period. Net cash flow provided by operating activities totaled $9,813,000 and $20,838,000 for the fourth quarters of 2005 and 2004, respectively. For the year ended December 31, 2005, the Company reported net income of $21,417,000 or $0.44 per share compared to net income of $16,348,000 or $0.35 per share for the year ended December 31, 2004. For the year ended December 31, 2005, net cash flow provided by operating activities before working capital changes was $83,183,000, compared to $62,859,000 for the comparable 2004 period. Net cash flow provided by operating activities totaled $73,190,000 and $70,310,000 during 2005 and 2004, respectively. See the attached schedule for a reconciliation of net cash flow provided by operating activities to net cash flow provided by operating activities before working capital changes.
Oil and gas sales during the fourth quarter of 2005 increased 69% to $38,044,000 as compared to $22,511,000 in the fourth quarter of 2004. For the year ended December 31, 2005, oil and gas sales increased 43% to $120,552,000 as compared to $84,595,000 in the year ended December 31, 2004. Production for the fourth quarter and year ended December 31, 2005 was 21% and 13% higher, respectively, than production for the comparable periods of 2004. Stated on an Mcfe basis, unit prices received during the fourth quarter and the year ended December 31, 2005 were 40% and 26% higher, respectively, than the prices received during the comparable 2004 periods.
Lease operating expenses for the fourth quarter of 2005 were $1.29 per Mcfe as compared to $1.00 per Mcfe in the fourth quarter of 2004. For the year ended December 31, 2005, lease operating expenses increased 41% to $1.31 per Mcfe from $0.93 per Mcfe in the comparable period of 2004. Increased unit costs during the current year was the result of the increase in the number of producing wells, a general increase in field service costs and the production downtime and repairs associated with the major hurricanes during the current year. In addition, depreciation, depletion and amortization (“DD&A”) on oil and gas properties for the fourth quarter of 2005 was $2.97 per Mcfe as compared to $2.40 per Mcfe in the fourth quarter of 2004. For the year ended December 31, 2005, DD&A on oil and gas properties increased 8% to $2.65 per Mcfe from $2.46 per Mcfe for the comparable period of 2004. The increase in DD&A during the current year is primarily due to increased costs to drill for, develop and acquire oil and gas reserves.

The following table sets forth certain information with respect to the oil and gas operations of the Company for the three-month periods and years ended December 31, 2005 and 2004:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2005	2004	2005	2004
Production:
Oil (Bbls)	128,832	174,968	665,400	818,405
Gas (Mcf)	3,510,543	2,501,806	12,058,377	9,305,075
Total Production (Mcfe)	4,283,535	3,551,614	16,050,777	14,215,505
Sales:
Total oil sales	$6,115,775	$6,571,982	$30,446,897	$28,896,550
Total gas sales	$31,928,556	$15,938,968	$90,105,054	$55,698,797
Average sales prices:
(Including hedges) Oil (per Bbl)	$47.47	$37.56	$45.76	$35.31
Gas (per Mcf)	$9.10	$6.37	$7.47	$5.99
Per Mcfe	$8.88	$6.34	$7.51	$5.95
The above sales and average sales prices include reductions related to gas hedges of $7,600,000 and $578,000 and oil hedges of $1,543,000 and $1,728,000 for the three months ended December 31, 2005 and 2004, respectively. The above sales and average sales prices include reductions related to gas hedges of $10,242,000 and $1,064,000 and oil hedges of $5,572,000 and $4,197,000 for the year ended December 31, 2005 and 2004, respectively.
The following updates guidance for the first quarter of 2006:

Guidance for
Description	1st Quarter 2006
Production volumes (MMcfe/d)	56 - 61
Percent gas	75%
Expenses:
Lease operating expenses (per Mcfe)	$1.15 - $1.25
Production taxes (per Mcfe)	$0.28 - $0.32
Depreciation, depletion and amortization (per Mcfe)	$2.70 - $2.80
General and administrative (in millions)	$2.2 - $2.5
Interest expense (in millions)	$3.5 - $4.0
Effective tax rate (all deferred)	37%

The following updates guidance for the full year of 2006:

Guidance for
Description	Full Year 2006
Production volumes (MMcfe/d)	62 - 69
Percent gas	75%
Expenses:
Lease operating expenses (per Mcfe)	$1.10 - $1.20
Production taxes (per Mcfe)	$0.24 - $0.28
Depreciation, depletion and amortization (per Mcfe)	$2.70 - $2.80
General and administrative (in millions)	$10 - $11
Interest expense (in millions)	$16 - $17
Effective tax rate (all deferred)	37%
Operations Update
The Company’s Grayhawk Prospect in the Gulf of Mexico was drilled to a total depth of approximately 18,200 feet, logging 132 feet total vertical depth of net productive sands. The well is expected to begin producing during the summer months, and the Company has an approximate 18% net revenue interest.
About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Arkoma Basin, East Texas, South Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest trades on the New York Stock Exchange under the ticker symbol “PQ.”
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, the uncertainties involved in estimating quantities of proved oil and natural gas reserves, in prospect development and property acquisitions and in projecting future rates of production, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.

PETROQUEST ENERGY, INC.
Consolidated Statements of Income
(unaudited)
(Amounts In Thousands, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Revenues:
Oil and gas sales	$38,044	$22,511	$120,552	$84,595
Interest and other income	1,901	86	2,796	273

	39,945	22,597	123,348	84,868

Expenses:
Lease operating expenses	5,524	3,568	20,972	13,161
Production taxes	1,547	385	3,764	1,549
Depreciation, depletion and amortization	13,208	8,661	43,747	35,435
General and administrative	2,268	1,496	7,347	6,212
Accretion of asset retirement obligation	424	222	1,253	833
Interest expense	3,230	849	12,371	2,817
Derivative expense	—	—	—	2

	26,201	15,181	89,454	60,009

Income from operations	13,744	7,416	33,894	24,859
Income tax expense	5,424	2,417	12,477	8,511

Net income	$8,320	$4,999	$21,417	$16,348

Earnings per common share:
Basic	$0.18	$0.11	$0.46	$0.37

Diluted	$0.17	$0.11	$0.44	$0.35

Weighted average number of common shares:
Basic	47,307	44,685	46,714	44,616

Diluted	48,712	47,023	48,242	46,438

PETROQUEST ENERGY, INC.
Consolidated Balance Sheets
(Unaudited)
(Amounts in Thousands)

	December 31,
	2005	2004
ASSETS
Current assets:
Cash and cash equivalents	$6,703	$1,529
Revenue receivable	22,492	9,392
Joint interest billing receivable	17,567	3,655
Other current assets	3,441	1,017

Total current assets	50,203	15,593

Property and equipment:
Oil and gas properties:
Oil and gas properties, full cost method	523,212	363,756
Unevaluated oil and gas properties	52,745	16,380
Accumulated depreciation, depletion and amortization	(210,774)	(168,453)

Oil and gas properties, net	365,183	211,683
Gas gathering assets	10,861	—
Accumulated depreciation and amortization of gas gathering assets	(1,055)	—

Total property and equipment	374,989	211,683

Other assets, net of accumulated depreciation and amortization of $10,353 and $5,967, respectively	6,278	4,341

Total assets	$431,470	$231,617

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable to vendors	$41,462	$24,176
Advances from co-owners	5,874	2,265
Oil and gas revenue payable	8,090	2,930
Hedging liability	15,987	4,536
Other accrued liabilities	10,542	6,115

Total current liabilities	81,955	40,022
Bank debt	10,000	38,500
10 3/8% Senior Notes	148,340	—
Asset retirement obligation	19,257	15,238
Deferred income taxes	27,139	14,606
Other liabilities	242	1,974
Commitments and contingencies Stockholders’ equity:
Common stock, $.001 par value; authorized 75,000 shares; issued and outstanding 47,325 and 44,685 shares, respectively	47	45
Paid-in capital	117,441	112,387
Accumulated other comprehensive loss	(7,444)	(4,231)
Retained earnings	34,493	13,076

Total stockholders’ equity	144,537	121,277

Total liabilities and stockholders’ equity	$431,470	$231,617

PETROQUEST ENERGY, INC.
Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in Thousands)

	Year Ended December 31,
	2005	2004	2003
Cash flows from operating activities:
Net income	$21,417	$16,348	$3,640
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred tax expense	12,477	8,511	1,690
Amortization of debt issuance costs	1,390	1,678	531
Compensation expense	213	272	381
Depreciation, depletion and amortization	43,747	35,435	27,098
Derivative mark to market	—	(218)	(258)
Write-off of debt issuance costs	2,575	—	—
Amortization of bond discount	111	—	—
Cumulative effect of change in accounting principle	—	—	(849)
Accretion of asset retirement obligation	1,253	833	682
Changes in working capital accounts:
Revenue receivable	(13,100)	(2,871)	(20)
Joint interest billing receivable	(13,912)	(1,080)	(409)
Accounts payable and accrued liabilities	14,255	12,521	1,416
Other assets	(448)	(619)	(273)
Advances from co-owners	3,609	(487)	1,811
Other	(397)	(13)	(1,250)

Net cash provided by operating activities	73,190	70,310	34,190

Cash flows from investing activities:
Investment in oil and gas properties	(176,031)	(80,142)	(54,126)
Investment in gas gathering assets	(10,861)	—	—

Net cash used in investing activities	(186,892)	(80,142)	(54,126)

Cash flows from financing activities:
Proceeds from exercise of options and warrants	972	170	2,111
Proceeds from bank borrowings	44,500	39,000	39,600
Repayment of bank borrowings	(73,000)	(28,000)	(21,100)
Proceeds from issuance of 10 3/8% senior notes	148,229	—	—
Deferred financing costs	(5,876)	(588)	(1,027)
Issuance of common stock, net of expenses	4,051	—	(6)

Net cash provided by financing activities	118,876	10,582	19,578

Net increase (decrease) in cash and cash equivalents	5,174	750	(358)
Cash and cash equivalents at beginning of period	1,529	779	1,137

Cash and cash equivalents at end of period	$6,703	$1,529	$779

Supplentmental disclosure of cash flow information Cash paid during the period from:
Interest	$9,628	$1,752	$435

Income taxes	$75	$—	$—

PETROQUEST ENERGY, INC.
Non-GAAP Disclosure Reconciliation
(Amounts In Thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
Net cash flow provided by operating activities	$9,813	$20,838	$73,190	$70,310
Changes in working capital accounts	17,896	(4,142)	9,993	(7,451)

Net cash flow provided by operating activities before working capital changes	$27,709	$16,696	$83,183	$62,859

Note:	Management believes that net cash flow provided by operating activities before working capital changes is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt. Net cash flow provided by operating activities before working capital changes is not a measure of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since net cash flow provided by operating activities before working capital changes is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROQUEST ENERGY, INC.
Date: February 17, 2006	By:	/s/ Daniel G. Fournerat
Daniel G. Fournerat
Senior Vice President, General Counsel and Secretary